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                                                           EXHIBIT 10.11

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of March 8, 1996, by and between Price Enterprises, Inc., a Delaware corporation ("Employer"), and George Apostol ("Executive").

                                    RECITALS

          A. Employer desires to employ Executive as Executive Vice President, Corporate Development, of Employer.

          B. Executive desires to accept such position upon the terms and subject to the conditions herein provided.

                              TERMS AND CONDITIONS

          NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                              EMPLOYMENT AND DUTIES

          1.1 POSITION AND DUTIES. Executive shall serve as Executive Vice President, Corporate Development, of Employer. Executive shall have such duties and authority as are customary for, and commensurate with, such position, and such other related duties and authority as may from time to time be delegated or assigned to him by the Chief Executive Officer or the Board of Directors of Employer. Executive shall discharge his duties in a diligent and professional manner.


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          1.2  OUTSIDE BUSINESS ACTIVITIES PRECLUDED.  During his employment,
Executive shall devote his full energies, interest, abilities and productive time to the performance of this Agreement, consistent with the practices of other executives of Employer. Executive shall not, without the prior written consent of Employer, perform other services of any kind or engage in any other business activity, with or without compensation, that would interfere with the performance of his duties under this Agreement. Executive shall not, without the prior written consent of Employer, engage in any activity adverse to Employer's interests.

          1.3 PLACE OF EMPLOYMENT. Unless the parties agree otherwise in writing, during the Employment Term (as defined in Section 3.1 below) Executive shall perform the services he is required to perform under this Agreement at Employer's offices located in San Diego, California; provided, however, that Employer may from time to time require Executive to travel temporarily to other locations on Employer's business.

                                   ARTICLE II

                                  COMPENSATION

          2.1 SALARY. For Executive's services hereunder, Employer shall pay as base salary to Executive the amount of $150,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer's normal payroll period. Executive's salary shall be reviewed by Employer's Board of Directors from time to time at its discretion, and Executive shall receive such salary increases, if any, as Employer's Board of Directors, in its sole discretion, shall determine.

          2.2 BONUS. In addition to the salary set forth in Section 2.1 above, during the Employment Term, Executive shall participate in Employer's bonus plan for executive


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management personnel.  All decisions regarding said bonus plan shall be made in the sole discretion of Employer's Board of Directors, or the Compensation Committee thereof.

          2.3 OTHER BENEFITS. Executive shall be entitled to participate in and receive benefits under Employer's standard company benefits practices and plans for officers of Employer, including medical insurance, long-term disability, life insurance, profit sharing and retirement plan, and Employer's other plans (as well as Employer's standard indemnification agreement), subject to and on a basis consistent with the terms, conditions and overall administration of such practices and plans. In addition, Executive shall be entitled to four (4) weeks' paid vacation each year, which if not used (in whole or in part) in the year accrued will be deemed forfeited. Employer may in its sole discretion grant such additional compensation or benefits to Executive from time to time as Employer deems proper and desirable.

          2.4 EXPENSES. Executive will receive a stipend in the amount of $5,000 per month to defray Executive's out-of-pocket expenses, including Executive's housing and transportation costs, related to his employment at Employer's offices in San Diego, California (while Executive maintains another residence in Los Angeles, California). In addition, during the term of his employment hereunder, Executive shall be entitled to receive prompt reimbursement for all other reasonable business-related expenses incurred by him, in accordance with the policies and procedures from time to time adopted by Employer, provided that Executive properly accounts for such business expenses in accordance with Employer policy.


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          2.5  STOCK OPTION PLAN.  Employer has adopted The Price Enterprises
1995 Combined Stock Grant and Stock Option Plan (the "Stock Plan"). Executive will receive options to purchase 75,000 shares of Employer's Common Stock, exercisable at a price equal to the fair market value of the Common Stock at the time of grant (which shall be five business days after the commencement of Executive's term of employment), with such options vesting at twenty percent (20%) per year over a period of five (5) years and expiring six (6) years from the date of grant. Such anticipated grant of options to purchase 75,000 shares of Common Stock shall be subject in all respects to the sole discretion of the Compensation Committee of Employer's Board of Directors, as set forth in the Stock Plan. In addition, such options shall be granted in accordance with and subject to all other terms, conditions and restrictions set forth in the Stock Plan.
               2.6 DEDUCTIONS AND WITHHOLDINGS. All amounts payable or which become payable under any provision of this Agreement shall be subject to any deductions authorized by Executive and any deductions and withholdings required by law.

                                  ARTICLE III

                               TERM OF EMPLOYMENT

          3.1 TERM. The term of Executive's employment hereunder shall commence on March 11, 1996 and shall continue until March 10, 1998, unless sooner terminated or extended as hereinafter provided (the "Employment Term").

          3.2 EXTENSION OF TERM. The Employment Term may be extended by written amendment to this Agreement signed by both parties.


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          3.3  EARLY TERMINATION BY EXECUTIVE.  Executive may terminate this
Agreement at any time by giving Employer written notice of his resignation ninety (90) days in advance; provided, however, that the Board of Directors may determine upon receipt of such notice that the effective date of such resignation shall be immediate or some time prior to the expiration of the ninety-day notice period. Executive's employment shall terminate as of the effective date of his resignation as determined by the Board of Directors.

          3.4 TERMINATION FOR CAUSE. Prior to the expiration of the Employment Term, Executive's employment may be terminated for Cause by the Board of Directors of Employer, immediately upon delivery of notice thereof. In such event, Executive will be informed in writing as to the basis for such termination and will be given an opportunity to address the Board of Directors of Employer and request an opportunity to remedy such basis for termination. Termination for "Cause" shall mean termination because of Executive's
(a) repeated and habitual failure to perform his duties or obligations hereunder; (b) engaging in any act that has a direct, substantial and adverse effect on Employer's interests; (c) personal dishonesty, willful misconduct, or breach of fiduciary duty involving personal profit; (d) intentional failure to perform his stated duties; (e) willful violation of any law, rule or regulation which materially adversely affects his ability to discharge his duties or has a direct, substantial and adverse effect on Employer's interests; (f) any material breach of this contract by Executive; (g) conduct authorizing termination under Cal. Labor Code Section 2924; or (h) inability to effectively perform his duties in San Diego, California, due to Executive maintaining another residence (and related personal obligations) in Los Angeles, California, resulting in a direct, substantial and adverse effect on Employer's interests.


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          3.5  TERMINATION DUE TO DEATH OR DISABILITY.  Executive's
employment hereunder shall terminate immediately upon his death. In the event that by reason of injury, illness or other physical or mental impairment Executive shall be: (a) completely unable to perform his services hereunder for more than three (3) consecutive months, or (b) unable to perform his services hereunder for fifty percent (50%) or more of the normal working days throughout six (6) consecutive months, then Employer may terminate Executive's employment hereunder immediately upon delivery of notice thereof. Executive's beneficiaries, estate, heirs, representatives, or assigns, as appropriate, shall be entitled to the proceeds, if any, due under any Employer-paid life insurance policy held by Executive, as determined by and in accordance with the terms of any such policy, as well as any vested benefits and accrued vacation benefits.

                                   ARTICLE IV

                    BENEFITS AFTER TERMINATION OF EMPLOYMENT

          4.1  BENEFITS UPON TERMINATION.    Upon termination of the Agreement
for any reason, all salary and benefits of Executive hereunder shall cease
immediately, except as follows.    Executive shall be entitled to the
continuation of Executive's base salary for a period of six (6) months following termination (payable in equal installments in conformity with Employer's normal payroll period) upon termination of this Agreement by Employer pursuant to
Section 3.4 (h).

     Executive shall be entitled to a sum equal to all unpaid base salary payable to Executive under Section 2.1, plus the sum of $150,000 (said sums to be paid to Executive in equal installments through March 10, 1998, in conformity with Employer's normal payroll period) provided, however, that the total of said two sums shall not exceed $300,000 and that said sums


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shall be due only upon the following circumstances:

          (i) termination of this Agreement by Employer for any reason other than those set forth in Section 3.4 or Section 3.5, or,

          (ii) in the event Robert Price no longer maintains his position as Chief Executive Officer of Employer and within fifteen (15) days of such event Executive gives Employer written notice of Executive's resignation, pursuant to
Section 3.3.

     During the period of any such severance payments, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably requested by Employer.

          4.2 RIGHTS AGAINST EMPLOYER. The benefits payable under this Article IV are exclusive, and no amount shall become payable to any person (including the Executive) by reason of termination of employment for any reason, with or without Cause, except as provided in this Article IV. Employer shall not be obligated to segregate any of its assets or procure any investment in order to fund the benefits payable under this Article IV.

                                    ARTICLE V

                            CONFIDENTIAL INFORMATION

          5.1 Executive acknowledges that Employer holds as confidential, and Executive may have access to during the Employment Term, certain information and knowledge respecting the intimate and confidential affairs of Employer in the various phases of its business, including, but not limited to, trade secrets, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts, pricing information, and customer lists. During his employment by Employer and thereafter, Executive shall not directly or indirectly disclose


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such information to any person or use any such information, except as legally required or as otherwise required in the course of his employment during the Employment Term. All records, files, keys, documents, and the like relating to Employer's business, which Executive shall prepare, copy or use, or come into contact with, shall be and remain Employer's sole property, shall not be removed from Employer's premises (other than in the ordinary course of business) without its written consent, and shall be returned to Employer upon the termination of this Agreement.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.1 ENTIRE AGREEMENT. This Agreement contains the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may not be modified or amended by oral agreement, but rather only by an agreement in writing signed by Employer and by Executive which specifically states the intent of the parties to amend this Agreement.

     6.2 ASSIGNMENT AND BINDING EFFECT. Neither this Agreement nor the rights or obligations hereunder shall be assignable by the Executive (except as set forth in Section 3.5). Employer may assign this Agreement to any successor or affiliate of Employer, and upon such assignment any such successor or affiliate shall be deemed substituted for Employer upon the terms and subject to the conditions hereof. In the event of any merger of Employer or the transfer


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of all (or substantially all) of Employer's assets, the provisions of this
Agreement shall be binding upon, and inure to the benefit of, the surviving business entity or the business entity to which such assets shall be transferred.

          6.3 ARBITRATION. The parties hereto agree that any and all disputes (contract, tort, or statutory, whether under federal, state or local law) between Executive and Employer (including Employer's employees, officers, directors, stockholders, members, managers and representatives) arising out of Executive's employment with Employer, the termination of that employment, or this Agreement, shall be submitted exclusively to final and binding arbitration. Such arbitration shall take place in the County of San Diego, and may be compelled and enforced according to the California Arbitration Act (Code of Civil Procedure Sections 1280 ET SEQ.). Unless the parties mutually agree otherwise, such arbitration shall be conducted before the American Arbitration Association, according to its Commercial Arbitration Rules. Judgment on the award the arbitrator renders may be entered in any court having jurisdiction over the parties. Arbitration shall be initiated in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

          6.4 NO WAIVER. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or be construed as a further or continuing waiver of any such term, provision or condition, or as a waiver of any other term, provision or condition of this Agreement.

          6.5 GOVERNING LAW; RULES OF CONSTRUCTION. This Agreement has been negotiated and executed in, and shall be governed by and construed in accordance with the laws of, the State of California. Captions of the several Articles and Sections of this Agreement are for


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convenience of reference only, and shall not be considered or referred to in resolving questions of interpretation with respect to this Agreement.

          6.6 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, or when transmitted via certified United States mail, return receipt requested, postage pre-paid, addressed to Employer or Executive at his last known address. Each party may change its address by written notice in accordance with this Section.

          Address for Employer:

               Price Enterprises, Inc.
               4649 Morena Boulevard
               San Diego, CA.  92117

          Address for Executive:

               555 S. Barrington Avenue
               Apartment 101
               Los Angeles, CA.  90049


          6.7 SEVERABILITY. The provisions of this Agreement are severable. If any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions or enforceable parts hereof shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

          6.8 ATTORNEYS' FEES. In the event of any arbitration or litigation brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, as well as all other litigation costs and expenses as an element of damages.


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          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.
                                   PRICE ENTERPRISES, INC.


                                   By:  /s/ Robert E. Price
                                        -----------------------------------
                                   Name:  Robert E. Price
                                          ---------------------------------
                                   Title:  President
                                           --------------------------------



                                   /s/ George Apostol
                                   ----------------------------------------
                                   GEORGE APOSTOL


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